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                                                                     Exhibit (i)

                [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]





                                  May 13, 2003


MainStay VP Series Fund, Inc.
51 Madison Avenue
New York, New York 10010

     Re:      Registration Statement on Form N-1A:
              1933 Act File No.:  2-86082
              1940 Act File No.:  811-03833
              ------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to MainStay VP Series Fund, Inc., a Maryland corporation (the "Company"), registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the authorization, registration and issuance of an indefinite number of shares of the 18 classes of common stock, $.01 par value per share ("Common Stock"), of the Company listed on Exhibit A hereto (collectively, the "Service Class Shares"), all covered by an amendment to the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The amendment to the Registration Statement relating to the Service Class Shares and the related form of prospectus included therein substantially in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

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MainStay VP Series Fund, Inc.
May 13, 2003
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     3.   The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     5. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to (i) the classification of the Service Class Shares,
(ii) the filing of appropriate Articles Supplementary with the SDAT with respect to the Service Class Shares and (iii) the issuance of the Service Class Shares at net asset value in a continuous public offering, certified as of the date hereof by an officer of the Company;

     6. A certificate executed by an officer of the Company, dated as of the date hereof; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no


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MainStay VP Series Fund, Inc.
May 13, 2003
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waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The issuance of the Service Class Shares has been duly authorized and (assuming that, upon any issuance of the Service Class Shares, the total number of shares of each class of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock of such class that the Company is then authorized to issue under the Charter), when and if delivered against payment of net asset value therefor in accordance with the Resolutions, the Service Class Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,

                                       /s/ Venable, Baetjer and Howard, LLP

                                           Venable, Baetjer and Howard, LLP



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                                    EXHIBIT A

                          MAINSTAY VP SERIES FUND, INC.

                              Service Class Shares


1.       MainStay VP Capital Appreciation Portfolio;
2.       MainStay VP Eagle Asset Management Growth Equity Portfolio;
3.       MainStay VP Growth Equity Portfolio;
4.       MainStay VP Indexed Equity Portfolio;
5.       MainStay VP International Equity Portfolio;
6.       MainStay VP Lord Abbett Developing Growth Portfolio;
7.       MainStay VP Mid Cap Core Portfolio;
8.       MainStay VP Mid Cap Growth Portfolio;
9.       MainStay VP Small Cap Growth Portfolio;
10.      MainStay VP American Century Income & Growth Portfolio;
11.      MainStay VP Convertible Portfolio;
12.      MainStay VP Dreyfus Large Company Value Portfolio;
13.      MainStay VP Equity Income Portfolio;
14.      MainStay VP Total Return Portfolio;
15.      MainStay VP Value Portfolio;
16.      MainStay VP Bond Portfolio;
17.      MainStay VP Government Portfolio; and
18.      MainStay VP High Yield Corporate Bond Portfolio.